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                                                                    Exhibit 12.1

                      CERIDIAN CORPORATION AND SUBIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                   Year Ended December 31,
                                                           ------------------------------------------------------------------------
                                                             1998            1997            1996            1995          1994
                                                           ----------     ------------    ------------     ----------    ----------
                                                                                    (Dollars in millions)
Earnings before income taxes and other items (1)        $        229.7    $     (77.1)  $      196.2     $    116.2    $    115.2
Less undistributed earnings and non-guaranteed
  losses from less than 50% owned affiliates
  included above                                                     -              -              -              -             -
                                                           -------------     ----------    -----------      ---------     ---------
Total earnings before income taxes and other items               229.7          (77.1)         196.2          116.2         115.2
Add:
  Interest                                                         4.3           12.1           10.6           30.6          32.2
  Interest portion of rentals (2)                                 12.1           14.0           13.8           14.0          14.0
                                                           -------------     ----------    -----------      ---------     ---------
Adjusted earnings before income taxes and other items   $        246.1    $     (51.0)  $      220.6          160.8         161.4
                                                           -------------     ----------    -----------      ---------     ---------
                                                           -------------     ----------    -----------      ---------     ---------

Interest                                                $          4.3    $      12.1   $       10.6     $     30.6    $     32.2
Interest portion of rentals (2)                                   12.1           14.0           13.8           14.0          14.0
                                                           -------------     ----------    -----------      ---------     ---------
Total fixed charges                                     $         16.4    $      26.1   $       24.4     $     44.6    $     46.2
                                                           -------------     ----------    -----------      ---------     ---------
                                                           -------------     ----------    -----------      ---------     ---------

Ratio of earnings to fixed charges                               15.01x                         9.04x          3.61x         3.49x
                                                           -------------                    -----------      ---------     ---------
                                                           -------------                    -----------      ---------     ---------
Deficiency                                                                $     (77.1)
                                                                             ----------
                                                                             ----------
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(1) Results include continuing and discontinued operations.
(2) Interest component assumed to be one-third of rental expense.